 Exhibit 99(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A RBC Funds Trust of our reports dated November 22, 2017, relating to the financial statements and financial highlights, which appears in Access Capital Community Investment Fund’s, RBC BlueBay Emerging Market Select Bond Fund’s, RBC BlueBay Global High Yield Bond Fund’s, RBC BlueBay Diversified Credit Fund’s, RBC SMID Cap Growth Fund’s, RBC Enterprise Fund’s, RBC Small Cap Core Fund’s, RBC Microcap Value Fund’s, RBC Small Cap Value Fund’s, and U.S. Government Money Market Fund’s Annual Report on Form N-CSR for the year ended September 30, 2017. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

January 25, 2018

PricewaterhouseCoopers LLP, 45 South Seventh Street Suite 3400, Minneapolis, MN 55402

T: (612) 596-6000, www.pwc.com/us